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                                                                    Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the inclusion in this Registration Statement of Java Centrale, Inc. on Form SB-2 of our report dated July 8, 1997 accompanying the consolidated financial statements of Java Centrale, Inc. and Subsidiary as of and for the three years ending March 31, 1997, and to the use of our name as it appears under the caption "Experts" in the Prospectus which is part of the Registration Statement.



GRANT THORNTON LLP

Sacramento, California
December 23, 1997